[MFN LETTERHEAD]
                                                                    NEWS RELEASE
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE


          METROMEDIA FIBER NETWORK ANNOUNCES SENIOR MANAGEMENT CHANGES

                         COMPANY ANNOUNCES DEBT DEFAULTS

                   COMPANY DELAYS FILING OF YEAR 2001 FORM 10K

NEW YORK, APRIL 1, 2002 - Metromedia Fiber Network, Inc. (MFN) (NASDAQ: MFNX), the leading provider of digital communications infrastructure, announced today that the Board of Directors has, effective immediately, appointed John W. Gerdelman as President and Chief Executive Officer of MFN and Robert F. Doherty as Executive Vice President, Finance and Administration of MFN to provide the Company with focused leadership and to guide the Company through its previously announced efforts to seek to restructure its indebtedness and to explore other opportunities in order to satisfy its near-term and medium-term liquidity needs. Mark Spagnolo, President and Chief Executive Officer of MFN, and Randall Lay, Senior Vice President and Chief Financial Officer, have elected to leave the Company to pursue other interests.

John Gerdelman is a technology and telecommunications industry veteran bringing with him over 20 years of experience. Mr. Gerdelman was Managing Partner of Mortonsgroup LLC, an information technology and telecommunications venture and consulting group located in Northern Virginia. He previously served as President and CEO of USA.NET, a privately held provider of innovative email solutions. Prior to USA.NET, Mr. Gerdelman served as President of the network and information technology division of MCI Telecommunications Corporation.

Mr. Gerdelman's 13 year tenure at MCI covered all areas of the company, including sales, marketing, service, network operations & information technology. As one of three MCI division presidents responsible for achieving MCI's annual earnings targets, he developed and delivered on MCI's network and information technology strategy - including the transition from a priced based telecom company to a global full service data communications company. He led his team

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of over 20,000 network and information technology professionals from the bottom to the top industry ratings in numerous performance categories. Earlier assignments within MCI included Senior Vice President in the consumer division and President and CEO of MCI Services Corporation.

Before joining MCI, Mr. Gerdelman was with Baxter Travenol Corporation in sales operations. He served in the U.S. Navy as a naval aviator after graduating with a BS degree in chemistry from the College of William and Mary.

Robert Doherty brings with him over ten years of experience in the telecommunications industry. Mr. Doherty was most recently with Salomon Smith Barney as a Managing Director for the firm's investment banking division. At Solomon Smith Barney, Mr. Doherty built and headed the east coast's communications equipment group and prior to that he was a Director in the telecommunications group. Prior to Salomon Smith Barney, Mr. Doherty was with PaineWebber as a Vice President for the firm's investment banking division in the telecommunications/media group. Throughout his career, Mr. Doherty has gained extensive experience in business transaction execution, strategic advisory services and the equity and fixed income capital markets. Mr. Doherty has an MBA in finance and information systems from New York University's Stern School of Business and a BA degree from the University of Pennsylvania.

MFN also announced that at the close of business on Friday, March 29, 2002, an "event of default" occurred on its $231 million 14.0% Term Notes due 2007 originally issued to Nortel Networks Inc. because MFN did not make its approximately $8.1 million interest payment on the Nortel indebtedness. The Company was unable to make the interest payment and at the same time satisfy its other near-term cash requirements. MFN also announced today that the event of default under the Nortel indebtedness has triggered cross-default provisions on its $150 million Floating Rate Guaranteed Term Notes due 2006 issued to a group of holders led by Citicorp, USA as a holder and as administrative agent, its approximately $62.5 million 8.5% Senior Subordinated Convertible Notes due 2003 issued to Bechtel Corporation, its $50 million 8.5% Senior Secured Convertible Notes issued to Verizon, its $180 million 8.5% Senior Convertible Notes due 2011 and certain of its promissory notes previously issued to various vendors. As a result, an "event of default" also occurred at the close of business on March 29, 2002 under such indebtedness and the lenders under such indebtedness may accelerate the entire amount of such

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indebtedness at any time. In addition, MFN previously announced that it deferred payment of approximately $30 million of interest due on March 15, 2002 on its $975 million 6.15% Subordinated Convertible Notes issued to Verizon Communications, Inc. Such interest payment has not been made to date and, if not made prior to the expiration of a 30-day grace period, an "event of default" under the indenture governing these notes will occur.

Messrs. Gerdelman and Doherty will be formulating a proposal to MFN's creditors in an effort to restructure the Company's indebtedness. As a result, the Company expects to shortly commence negotiations with the holders of its indebtedness regarding a consensual restructuring. However, there can be no assurances that the Company will reach an agreement with its creditors. As previously announced, if MFN is unable to successfully restructure its indebtedness, the Company may be required to file for protection under Chapter 11 of the U.S. Bankruptcy Code. In addition, any potential restructuring of MFN's indebtedness may result in substantial dilution to MFN's existing stockholders.

MFN also announced that it has delayed the filing of its Form 10K for the year ended December 31, 2001 due to the current issues surrounding the Company. The Company is filing Form 12b-25 requesting an extension, and anticipates that it will be filing the 10K by April 16, 2002.


METROMEDIA FIBER NETWORK, INC.
MFN is the leading provider of digital communications infrastructure solutions. The Company combines the most extensive metropolitan area fiber network with a global optical IP network, state-of-the-art data centers, award-winning managed services and extensive peering relationships to deliver fully integrated, outsourced communications solutions to Global 2000 companies. The all-fiber infrastructure enables MFN customers to share vast amounts of information internally and externally over private networks and a global IP backbone, creating collaborative businesses that communicate at the speed of light.

Customers can take advantage of MFN's complete, end-to-end solution or select individual components to complement their existing infrastructures. By leasing MFN's metropolitan and regional fiber, customers can create their own, private optical network with virtually unlimited, un-metered bandwidth at a fixed fee. For more reliable, secure and high-performance Internet connectivity, customers can use MFN's private IP network to communicate globally without ever touching the public-switched network. Moreover, MFN's comprehensive managed services enable companies to create a world-class Internet presence, optimize complex sites and private optical networks, and transform legacy applications, all with a single point of contact.

PAIX.net, Inc., a subsidiary of MFN and the original neutral Internet exchange, offers secure, Class A co-location facilities where ISPs and other Internet-centric companies can form public and private peering relationships with each other, and have access to multiple telecommunications carriers for circuits within each facility.

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One network. One infrastructure. One source.

For more information on MFN, please visit our Web site at www.mfn.com

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN TECHNOLOGY AND METHODS OF MARKETING, AVAILABILITY OF FINANCING, EXECUTION RISK RELATING TO THE TRANSACTION DESCRIBED HEREIN AND VARIOUS OTHER FACTORS BEYOND THE COMPANY'S CONTROL. THIS ALSO INCLUDES SUCH FACTORS AS ARE DESCRIBED FROM TIME TO TIME IN THE SEC REPORTS FILED BY METROMEDIA FIBER NETWORK, INCLUDING THE MOST RECENTLY FILED FORMS S-3, 10-K AND 10-Q.

MEDIA RELATIONS:                    INVESTOR RELATIONS:
Kara Carbone                        Martin Cohen
Metromedia Fiber Network            212-606-4389
212-803-5596
kcarbone@mfn.com